EXHIBIT 10.3

CITIUS PHARMACEUTICALS, INC.

AMENDED AND RESTATED DEMAND CONVERTIBLE PROMISSORY NOTE

$2,500,000.00	May 10, 2017

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (the “Note”) is executed this 10th day of May 2017, by Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”) and Leonard Mazur (the “Holder”).

RECITALS

WHEREAS, the Company has issued multiple Demand Promissory Notes to Holder in the aggregate principal amount of $2,500,000 (the “Preexisting Notes”);

WHEREAS, the Company and Holder desire to amend the Preexisting Notes to extend the maturity date and, in consideration, to provide for an option for Holder to convert the principal amount into share of the Company’s common stock; and

WHEREAS, the Company and the Holder desire to consolidate the Preexisting Notes and to amend and restate them in this Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set for in this Note, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Preexisting Notes are amended and restated as follows:

1. Instrument. The Company, for value received, hereby promises to pay to the order of Holder in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of $2,500,000. This Note amends and restates the promissory notes executed by the Company in favor of the Holder in the aggregate principal amount equal to the principal amount set forth above. The “Note Balance” means at any particular time the then outstanding principal balance on this Note. Other capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. Certain additional terms and conditions applicable to this Note are set forth in the Purchase Agreement.

2. Interest. The Company shall pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on such principal amount or the portion thereof from time to time outstanding hereunder at a rate of “Prime Rate”, as published in the Wall Street Journal on the last day of each month plus 1%; but in no event shall the interest exceed the maximum rate of nonusurious interest permitted by law to be paid by the Holder (and to the extent permitted by law, interest on any overdue principal or interest thereon).

3. Maturity. For purposes of this Note, “Maturity Date” shall mean the earlier to occur of December 31, 2017 or an optional conversion pursuant to Section 4. Notwithstanding the foregoing, the Company shall have the right to prepay at any time, and from time to time, without premium or penalty all or any portion of the principal due hereunder.

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4. Optional Conversion.

4.1 If not sooner repaid or converted as set forth below, the Note Balance, as of the close of business on the day immediately preceding the date of the closing of the issuance and sale of the Company’s common stock pursuant to a registered public offering (a “Qualified Financing”), may be converted, at the option of the Holder, into that number of shares of the Company’s common stock as are issued in such Qualified Financing equal to the number of shares of capital stock calculated by dividing (i) the Note Balance by (ii) an amount equal to seventy-five percent (75%) of the price per share or other unit of common stock sold in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing.

4.2 Effect of Conversion. Upon conversion of this Note pursuant to this Section 4, the applicable amount of the Note Balance shall be converted upon receipt by the Company of written notice from the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to Holder, a certificate or certificates for the securities to which the Holder shall be entitled and a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of the securities, as determined by the Board of Directors of the Company. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. Any conversion effected in accordance with this Section 4 shall be binding upon the Holder hereof.

5. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay reasonable attorneys’ fees and costs incurred by Holder.

6. Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery or three business days following deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, or sent by confirmed delivery via overnight courier (e.g., FedEx., etc.) addressed to the address of the receiving party set forth on the signature page hereto, or at such other address as the recipient shall have furnished in writing in accordance with this Section 6.

7. Defaults and Remedies.

7.1 Events of Default. An “Event of Default” shall occur hereunder:

(i) if the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 10 business days after the date of such notice; or

(ii) if the Company shall default in the payment of any return on capital due under this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 10 business days after the date of such notice; or

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(iii) if the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 calendar days after the Company receives written notice of such default; or

(iv) if the Company shall default in the payment of any debt or liability of the Company other than this Note, or default in the performance of any contract or agreement to which the Company is a party, when and as the same shall become due and payable, if a payment, or when the performance related to any contract or agreement shall become due; or

(v) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or

(vi) if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement.

7.2 Acceleration. If an Event of Default occurs under Section 7.1(iv),(v) or (vi), then the outstanding principal of and accrued and unpaid return on capital on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the outstanding principal of and accrued and unpaid return on capital on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and return on capital shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of their right to do so, and the Holder shall retain the right to declare this Note due and payable unless the Holder shall execute a written waiver.

8. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against dilution or other impairment.

9. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non‑performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

10. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

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11. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of New Jersey, without regard to its conflicts of laws or choice of law provisions.

12. No Stockholder Rights. Unless and until Holder exercises his rights hereunder to convert this Note to shares of Common Stock, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

13. Amendment. Any term of this Note may be amended, and any provision hereof waived, with the written consent of the Company and the Holder.

[Signature page follows.]

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This AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE is deemed ISSUED as of the date first above written.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Myron Holubiak
Myron Holubiak, CEO

ACKNOWLEDGED AND AGREED: HOLDER

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Address:	32 Arden Road, Mountain Lakes, NJ 07046

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